Exhibit 99.1

CenturyLink Announces Proposed Private Offering of Level 3 Financing Senior Notes

Also Separately Furnishes Notices to Partially Redeem Qwest Corporation Notes

DENVER, June 10, 2020 — CenturyLink Inc. (NYSE: CTL) announced that Level 3 Financing Inc., its indirect, wholly-owned subsidiary (“Level 3 Financing”), plans to offer $1 billion aggregate principal amount of fixed-rate, eight-year unsecured senior notes (the “2028 Notes”) in a proposed private offering that will not be registered under the Securities Act of 1933, as amended (the “Securities Act”).

The net proceeds from the offering will be used, together with cash on hand, for general corporate purposes, including, without limitation, to redeem all $840 million aggregate principal amount of Level 3 Financing’s outstanding 5.375% Senior Notes due 2022 (the “2022 Notes”) and a portion of Level 3 Financing’s outstanding 5.625% Senior Notes due 2023 (the “2023 Notes”).

The 2028 Notes will not be registered under the Securities Act or any state securities laws in the United States and may not be offered or sold in the United States absent registration or an exemption from the applicable registration requirements. Accordingly, the 2028 Notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A promulgated under the Securities Act and to non-U.S. persons outside the United States in accordance with Regulation S promulgated under the Securities Act. The 2028 Notes will not have registration rights.

In a separate transaction, CenturyLink also announced that its indirect, wholly-owned subsidiary, Qwest Corporation, issued notices to redeem $200 million outstanding aggregate principal amount of its 6.875% Notes due 2054 (the “Qwest Notes”). Pursuant to these notices, on June 29, 2020, $200 million of the Qwest Notes will be redeemed at par plus accrued and unpaid interest to but excluding the redemption date with respect to the Qwest Notes. Additional information regarding the partial redemption of the Qwest Notes is available from Bank of New York Mellon.

This press release will not constitute an offer to sell, or a solicitation of an offer to buy, the 2028 Notes, nor will there be any sale of the 2028 Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. This press release does not constitute a notice of redemption with respect to the 2022 Notes, the 2023 Notes or the Qwest Notes.

About CenturyLink

CenturyLink (NYSE: CTL) is a technology leader delivering hybrid networking, cloud connectivity, and security solutions to customers around the world. Through its extensive global fiber network, CenturyLink provides secure and reliable services to meet the growing digital demands of businesses and consumers. CenturyLink strives to be the trusted connection to the networked world and is focused on delivering technology that enhances the customer experience.

Learn more at http://news.centurylink.com/.

Forward-Looking Statements

Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the possibility that potential debt investors will not be receptive to the offering on the terms described above or at all; corporate developments that could preclude, impair or delay the above-described transactions due to restrictions under the federal securities laws; changes in Level 3 Financing’s credit ratings; changes in the cash requirements, financial position, financing plans or investment plans of Level 3 Financing or its affiliates; changes in general market, economic, tax, regulatory or industry conditions that impact the ability or willingness of Level 3 Financing or its affiliates to consummate the above-described transactions on the terms described above or at all; and other risks referenced from time to time in the filings of CenturyLink Inc. or Level 3 Parent, LLC with the Securities and Exchange Commission (“SEC”). For all the reasons set forth above and in our SEC filings, you are cautioned not to unduly rely upon our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, technological, industry, competitive, economic and market conditions, and our assumptions as of such date. We may change our intentions, strategies or plans (including our plans expressed herein) without notice at any time and for any reason.

Media Contact:	Investor Contact:

Jeremy Jones	Valerie Finberg
Jeremy.Jones@CenturyLink.com	Valerie. Finberg@CenturyLink.com
+1 720-567-7044	+1 720-888-2501

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